UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 10, 2017

HISTOGENICS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36751 (Commission File Number)	04-3522315 (I.R.S. Employer Identification Number)

830 Winter Street, 3rd Floor

Waltham, Massachusetts 02451

(781) 547-7900

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)    On October 10, 2017, Histogenics Corporation (the “Company”) promoted Stephen Kennedy as the Company’s Executive Vice President and Chief Operating Officer. In connection with this promotion, the Company and Mr. Kennedy entered into an amended and restated employment agreement (the “Employment Agreement”) dated October 10, 2017. Under the Employment Agreement, the Company will pay Mr. Kennedy a base salary at the gross annual rate of $375,000 and Mr. Kennedy shall be eligible to earn an annual incentive bonus with a target amount equal to 40% of the annual base salary. Subject to the approval of the Company’s board of directors or its compensation committee, the Company shall also grant Mr. Kennedy an additional option (the “Option”) to purchase 50,000 shares of the Company’s Common Stock pursuant to the terms of the Company’s 2013 Equity Incentive Plan and the Company’s standard form Stock Option Agreement. The shares subject to the Option will vest over a four-year period of employment by the Company, with 25% of the shares vesting following October 10, 2018 under the Agreement.

The other terms of the Employment Agreement remain unchanged from those previously disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2017.

This summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is included as Exhibit 10.34 hereto and incorporated herein by reference.

Mr. Kennedy, age 60, has served as our Chief Technology Officer since July 2015. From August 2013 to July 2015, Mr. Kennedy served as our Senior Vice President of Technical Operations. From May 2011 to August 2013, Mr. Kennedy served as the Executive Vice President, Research and Development, at Mascoma Corporation, a biofuel company. Mr. Kennedy served as Executive Director of the Novartis/MIT Center for Continuous Manufacturing at the Massachusetts Institute of Technology from October 2010 to May 2011. Mr. Kennedy also served as Senior Vice President of Biologics Operations at Genzyme Corporation from 2008 to October 2010, after having held a variety of technical operations positions with the company beginning in 1992. Prior to this, Mr. Kennedy managed process development at Genencor International in Helsinki, Finland from 1989 to 1992. Mr. Kennedy has a B.S. from the University of Michigan, an M.S. from the University of Rochester and an M.B.A. from Boston University.

The press release announcing Mr. Kennedy’s promotion is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.39	Amended and Restated Employment Agreement by and between Histogenics Corporation and Stephen Kennedy dated October 10, 2017.
99.1	Press Release of Histogenics Corporation dated October 12, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISTOGENICS CORPORATION

Date: October 12, 2017	By:	/s/ Adam Gridley
Adam Gridley
President and Chief Executive Officer